UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of Earliest Event Reported)
March 23, 2017

Merchants Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-11595	03-0287342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

275 Kennedy Drive South Burlington, Vermont	(802) 658-3400	05403
(Address of principal executive offices)	(Registrant’s telephone number, including area code)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote by Security Holders.

A Special Meeting of Stockholders (the “Special Meeting”) of Merchants Bancshares, Inc. (the “Company”) was held on March 23, 2017.  American Stock Transfer and Trust Company, the independent inspector of elections, provided a final, certified voting report of the results on March 23, 2017.

At the Special Meeting, the Company’s stockholders voted as follows:

Proposal 1. To adopt the Agreement and Plan of Merger, dated as of October 22, 2016, by and between Community Bank System Inc. (“Community Bank System”) and the Company (the “Merger Agreement”), which provides for the merger of the Company with and into Community Bank System with Community Bank System as the surviving company (the “Merger”):

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
5,054,885	12,264	74,485	—

Proposal 2.  To approve, on a non-binding advisory basis, the compensation payable to the named executive officers of the Company in connection with the Merger:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
4,633,899	90,069	417,666	—

Proposal 3.  To approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
4,820,004	20,767	300,863	—

Item 8.01                                           Other Events

On March 23, 2017 the Company issued a press release regarding stockholder approval of the Merger Agreement.  The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits

Number	Description

99.1	Press release dated March 23, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

MERCHANTS BANCSHARES, INC.

By:	/s/ Richard M. Donovan
Name:	Richard M. Donovan
Title:	Interim Principal Financial Officer, Principal Accounting Officer and Treasurer

Date: March 23, 2017